Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275229

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 7, 2023)

Portage Biotech Inc.

481,581 Ordinary Shares underlying Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated November 7, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-275229), as amended most recently by the post-effective amendment filed on August 23, 2024, with the information contained in our current report on Form 6-K, furnished to the Securities and Exchange Commission on January 30, 2025 (the “January 30, 2025 Form 6-K”). Accordingly, we have attached the January 30, 2025 Form 6-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “PRTG”. On January 30, 2025, the closing sale price of our Ordinary Shares as reported on Nasdaq was $4.56.

Investing in the securities offered in the Prospectus involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 9 of the Prospectus, and in the other documents that are incorporated by reference into the Prospectus.

Neither the Securities and Exchange Commission nor any state or non-U.S. regulatory body has approved or disapproved of the securities offered in the Prospectus or passed upon the accuracy or adequacy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 30, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of January 2025

Commission File Number: 001-40086

PORTAGE BIOTECH INC.
(Translation of registrant's name into English)

Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, VG1110
(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.
Form 20-F [ X ]      Form 40-F [   ]

INCORPORATION BY REFERENCE

This report on Form 6-K (including any exhibits attached hereto) shall be deemed to be incorporated by reference into the registration statement on Form S-8 (File No. 333-275842) of Portage Biotech Inc. (including any prospectuses forming a part of such registration statement) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

Entry into Material Agreements – Sale of Ordinary Shares

On January 29, 2025, Portage Biotech Inc. (the “Company”) completed the sale of 524,390 ordinary shares for aggregate proceeds of US$2,150,000, at a per share price of US$4.10, the closing price of a share on the Nasdaq Stock Market on the date preceding the date of the securities purchase agreement. The shares were sold to two directors of the Company, Messrs. Gregory Bailey and James Mellon. The shares were sold in a private placement transaction pursuant to Regulation S, and are being issued as restricted stock. The proceeds will be used for general corporate purposes and working capital.

In connection with the sale of the shares, the Company entered into a registration rights agreement that provides for two demand registrations at any time on a Form F-1 or equivalent and once each year on a Form F-3, provided the anticipated value of the shares being registered is at least $500,000. The registration rights agreement has a term of seven years. The Company is obligated to pay the costs of the registration statement but not any broker or other selling commissions due to a broker or dealer engaged by the selling shareholders.

The forms of securities purchase agreement and registration rights agreement and a copy of the press release is filed herewith as exhibits.

Exhibits

Exhibit Number	Description

4.1	Form of Securities Purchase Agreement to purchase ordinary shares, dated January 23, 2025.

4.2	Registration Rights Agreement dated January 23, 2025.

99.1	Press Release dated January 30, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 30, 2025

PORTAGE BIOTECH INC.

By: /s/ Andrea Park
Andrea Park
Chief Financial Officer

Exhibit 4.1

PORTAGE BIOTECH, INC. SUBSCRIPTION AGREEMENT

January 23, 2025

Portage Biotech, Inc.

1111B S Governors Ave #25907

Dover, DE 19904

Ladies and Gentlemen:

The undersigned subscriber, [Name of Investor] (the “Subscriber”) desires to purchase [Number of Shares] ordinary shares (the “Common Stock”), of Portage Biotech, Inc., a company formed under the laws of the British Virgin Islands (the “Company”), in consideration for an aggregate price of US$[Total Dollar Amount to be Paid] (the “Subscription Price”), based on a per share price of US$4.10. In connection with this offer to purchase, the Subscriber and the Company agree and acknowledge the following:

Section 1. Access to Information. The Subscriber is a director of the Company and has access to information about the Company for the tenure of Subscriber’s directorship. In addition, the Company has provided to the Subscriber the additional opportunity to ask questions and receive answers from management concerning the business of the Company and the terms of the Common Stock, and has provided to the Subscriber an opportunity to obtain any and all additional information necessary to verify the accuracy of the information which has been furnished. The Subscriber is satisfied with the Company’s responses to any questions or concerns raised by the Subscriber. The Subscriber hereby acknowledges receipt of all information and materials that the Subscriber deems necessary to evaluate an investment in the Company and the purchase of Common Stock and hereby acknowledges that the Subscriber has fully reviewed and fully understands all such information and materials so requested.

Section 2. Subscriber’s Acknowledgments. The Company has disclosed to the Subscriber and the Subscriber understands that:

(a)               AN INVESTMENT IN THE COMPANY INVOLVES CONSIDERABLE RISKS NOT ASSOCIATED WITH OTHER INVESTMENTS, INCLUDING WITHOUT LIMITATION, THAT THE COMPANY WILL NEED TO REORGANIZE ITS OPERATIONS, WILL NEED ADDITIONAL FINANCING TO OPERATE IN THE SHORT AND LONG TERM, THE COMPANY IS DEPENDENT ON MANAGEMENT AND OTHER KEY PERSONNEL, THE COMPANY PRODUCTS ARE EARLY STAGE MEDICAL PRODUCTS, THERE IS SIGNIFICANT COMPETITION FOR THE COMPANY’S PRODUCTS AND SERVICES, THE COMPANY HAS LIMITED MARKETING CAPABILITIES AND RESOURCES, THE COMPANY WILL DEPEND ON INTELLECTUAL PROPERTY TO COMPETE EFFECTIVELY, AND THE COMPANY IS DEPENDENT ON NEW PRODUCT DEVELOPMENT AND TECHNOLOGICAL ADVANCES.

(b)               The public market for the Common Stock is volatile and limited, therefore the Subscribe should anticipate holding the Common Stock purchased hereunder for a considerable amount of time and there is no assurance that the Common Stock will be able to be sold in the public market.

(c)               Due to the absence of a substantial public market for the Common Stock: (i) the Subscriber may not be able to liquidate this investment in the event of an unexpected need for cash; (ii) transferability of the Common Stock is limited, and (iii) in the event of a disposition of the Common Stock, the Subscriber could sustain a loss.

(d)               The Common Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act of 1933”), or state securities laws and, therefore, the Common Stock cannot be resold or transferred n the United States public markets unless the shares are subsequently registered under the Securities Act of 1933 and applicable state securities or “Blue Sky” laws or exemptions from such registration are available.

(e)               A legend relating to the restrictions on the transfer of the Common Stock will be placed on the Common Stock to be purchased by the Subscriber.

(f)                The Common Stock has not been registered under the Securities Act of 1933 in reliance upon an exemption under the provisions of the Securities Act of 1933 which depends, in part, upon the investment intention of the purchaser. In this connection, the Subscriber understands that it is the position of the Securities and Exchange Commission (the “SEC”) that the statutory basis for such exemption would not be present if the representation of the purchaser merely meant that its present intention was to hold the Common Stock for a short period, such as the capital gains period of the Internal Revenue Code, for a deferred sale, for a market rise, or for a sale if the market does not rise (assuming that a market develops) for a year, or for any other fixed period. The Subscriber realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with this investment representation, and the SEC might regard such a sale or disposition as a deferred sale to which the exemption is not available.

(g)               No federal or state agency has made any finding or determination as to the fairness of the investment, nor have they made any recommendation or endorsement concerning the Common Stock. The Subscriber understands that the per share price is based on the then market price of the shares but that the market may not be an accurate means of measuring the value of a share and the overall value of the Company.

(h)               This Subscription Agreement is not revocable by the Subscriber and the Subscriber is submitting this Subscription Agreement intending to be legally bound thereby.

(i)                 The Subscriber acknowledges that he or she is not entitled to any preemptive rights with respect to any shares of the capital stock of the Company, any options, warrants or other rights to subscribe for any shares of capital stock of the Company or any security convertible into or exchangeable for any shares of capital stock of the Company, and that his or her investment in the Common Stock could be subject to significant dilution.

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Section 3. Subscriber Representations. The Subscriber represents and warrants as follows:

(a)               The Subscriber has full power and authority to enter into, deliver and perform this Subscription Agreement and to consummate the transactions contemplated hereby. This Subscription Agreement is the valid and binding obligation of the Subscriber, enforceable against him or her in accordance with its terms. The Subscriber has the capacity to execute and deliver this Subscription Agreement and to perform his or her obligations hereunder. The Subscriber has readily available funds with which to pay the Subscription Price.

(b)               The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not violate any provision of any agreement or contract to which the Subscriber is a party or by which it, he or she is bound or any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over the Subscriber or any order, judgment or decree applicable to the Subscriber.

(c)               The Subscriber is acquiring the Common Stock for his or her own account for investment only and not for or with a view to resale or distribution. The Subscriber has not entered into any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Common Stock which it, he or she is subscribing to purchase and the Subscriber has no present plans or intentions to enter into any such contract, undertaking, agreement or arrangement.

(d)               The Subscriber can bear the economic risk of losing its, his or her entire investment in the Common Stock. The Subscriber is prepared to bear the economic risk of this investment for an indefinite time.

(e)               The overall commitment of the Subscriber to investments which are not readily marketable is not disproportionate to the Subscriber’s net worth, and an investment in the Common Stock will not cause such overall commitment to become excessive. The Subscriber’s need for diversification in the Subscriber’s investment portfolio will not be impaired by an investment in the Company.

(f)                The Subscriber has adequate means of satisfying the Subscriber’s short term needs for cash and has no present need for liquidity which would require the Subscriber to sell the Common Stock.

(g)               The Subscriber has substantial experience in making investment decisions of this type and the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Company without the assistance of a purchaser representative.

(h)               The principal place of business of the Subscriber is in the location indicated in the address beneath his or her signature at the end of this Subscription Agreement. Unless otherwise indicated, all communications, contacts and discussions relating to the offering of Common Stock occurred in the location in which the Subscriber maintains his or her residence.

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(i)                 The Subscriber is an “accredited investor” within the meaning of Section 501(a) of Regulation D, as adopted pursuant to the Securities Act of 1933.

Section 4. Reliance on Representations. The Subscriber acknowledges and understands that the Company and its directors, officers, employees, agents and representatives are relying upon the information, representations and agreements contained in this Subscription Agreement and upon any other information which has been furnished by the Subscriber in determining that the Subscriber is a suitable investor and that this investment is duly authorized and in deciding to accept the Subscriber’s subscription for the Common Stock.

Section 5. Agreements of the Subscriber. The Subscriber hereby agrees as follows:

(a)               Any Common Stock acquired pursuant to this offer will not be sold or otherwise transferred: (i) without the prior written consent of the Company, which consent shall be conditioned on receipt of an opinion of counsel reasonably satisfactory to the Company to the effect that such proposed transfer is being made pursuant to the registration requirements of the Securities Act or pursuant to an exemption therefrom and complies in all respects with any applicable state securities or “Blue Sky” laws, or (ii) without registration under the Securities Act of 1933 and applicable state securities or “Blue Sky” laws, or (ii) without registration under the Securities Act of 1933 and applicable state securities or “Blue Sky” laws.

(b)               In the event the subscription is not accepted, any money tendered will be refunded in full without interest and without deduction within a reasonable period of time.

(c)               The Subscriber agrees that for a duration not to exceed one year as specified by and to the extent reasonably requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to a donee, affiliate, employee, officer or director of Subscriber who agrees to be similarly bound) the Common Stock acquired hereunder held by the Subscriber at the time of the request, except Common Stock (or other securities) included in such registration; provided however, that the restrictions set forth in this Section 5(d) shall be applicable only: (i) to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering, and (ii) if all officers and directors of the Company and all persons with registration rights with respect to the Company’s capital stock enter into similar agreements.

Section 6. Indemnification. The Subscriber agrees to indemnify and hold harmless the Company and each director, officer, employee, agent or representative thereof from and against any and all loss, damage or liability and all related costs and expenses (including, but not limited to, reasonable attorney’s fees and costs of investigation) due to or arising out of a breach of any covenant, representation or warranty made by the Subscriber in this Subscription Agreement. The Company agrees to indemnify and hold harmless the Subscriber from and against any and all loss, damage or liability and all related costs and expenses due to or arising out of a breach of any covenant, representation or warranty made by the Company in this Subscription Agreement.

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Section 7. Miscellaneous.

(a)               All notices and other communications given or made hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt.

(b)               Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof, and all matters arising directly or indirectly herefrom, shall be governed by, and construed in accordance with, the laws of the state of Delaware without regard to the choice of law principles thereof.

(c)               This Subscription Agreement and exhibits hereto constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(d)               Whenever required by the context hereof, the singular shall include the plural, and vice-versa; the masculine shall include the feminine and neuter genders, and vice-versa; and the word “person” shall include an individual, corporation, partnership, trust, estate or other entity.

(e)               As a condition to the Subscriber’s obligation under this Subscription Agreement, the Company will enter into the Registration Rights Agreement, attached hereto as Exhibit A, for the registration of the shares of Common Stock purchased hereunder.

Section 8. Subscription. The Subscriber shall pay the Subscription Price by (a) delivery of a check of the Subscriber in the amount of the Subscription Price payable to the Company, or (b) wire transfer of immediately available funds to the account of the Company.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT AND DOES NOT PASS UPON THE MERITS OF THE COMMON STOCK NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING MATERIALS OF THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBSCRIBER SHOULD CONSULT HIS OR HER OWN LEGAL COUNSEL, ACCOUNTANT AND BUSINESS AND FINANCIAL ADVISERS AS TO ALL LEGAL, TAX AND RELATED MATTERS CONCERNING ANY INVESTMENT IN THE COMPANY.

This Subscription Agreement is dated as of the date first written above.

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[Signature Page Follows]

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PORTAGE BIOTECH, INC.

By:  __________________________

Name: Alexander Pickett

Title: Chief Executive O

Name of Investor

By:  __________________________

Name:

Address and contact information of Subscriber:

Address:

Telephone No.: __________________________

Email:

[Signature Page to Portage Biotech, Inc. Subscription Agreement]

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Exhibit A – Investor Registration Rights Agreement

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Exhibit 4.2

PORTAGE BIOTECH INC.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION (this “Agreement”) is made and entered into as of January 23, 2025, by and among PORTAGE BIOTECH INC., a company formed under the laws of The British Virgin Islands (“Company”), the persons listed on Schedule A hereto (individually a “Holder” and collectively as the “Holders”).

RECITALS

WHEREAS, in connection with the Securities Purchase Agreement by and among the Company and the Holders, dated as of January 23, 2025 (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions of the Securities Purchase Agreement, to issue and sell to the Holders up to an aggregate of 524,390 ordinary shares (“Shares”), no par value per share, of the Company.

WHEREAS, To induce the Holders to consummate the transactions contemplated by the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act and applicable state securities laws to the Holders, and their respective permitted assignees or successors in interest (subject to the terms and conditions herein); such rights to provide for the registration for resale of the Shares by means of a Registration Statement under the Securities Act, pursuant to the terms of this Agreement.

WHEREAS, Unless otherwise provided in this Agreement, capitalized terms used herein shall have the respective meanings set forth in the Securities Purchase Agreement or in Section 13 hereof.

NOW, THEREFORE, in consideration of the above premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

1.                  Registration.

1.1              Piggyback Registrations Rights. If, at any time there is not an effective Registration Statement covering the Registrable Securities and the Company shall determine to prepare and file with the Commission a Registration Statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8, each as promulgated under the Securities Act, or their then equivalent relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), then the Company shall promptly send to the Holders a written notice of such determination. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall include in such Registration Statement all Registrable Securities requested by any Holder hereunder; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company determines for any reason not to proceed with such registration, the Company will be relieved of its obligation to register any Registrable Securities in connection with such registration, (ii) in case of a determination by the Company to delay registration of its securities, the Company will be permitted to delay the registration of Registrable Securities for the same period as the delay in registering such other securities, (iii) each Holder is subject to confidentiality obligations with respect to any information gained in this process or any other material non-public information he, she or it obtains, (iv) each Holder or assignee or successor in interest is subject to all applicable laws relating to insider trading; and (v) if all of the Registrable Securities of the Holders cannot be so included due to Commission Comments or Underwriter Cutbacks, then the Company may reduce, in accordance with the provisions of Subsection 1.3 hereof, the number of securities covered by such Registration Statement to the maximum number which would enable the Company to conduct such offering in accordance with the provisions of Rule 415, or as permitted by the underwriters, as the case may be.

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1.2              Cutback Provisions. In the event all of the Registrable Securities cannot be or are not included in a Registration Statement due to Commission Comments or Underwriter Cutbacks, the Company and the Holders agree that securities shall be removed from the Registration Statement in the following order until no further removal is required by Commission Comments or Underwriter Cutbacks:

(i)                 First, any securities held by any employee, consultant or affiliate of the Company shall be removed, pro rata based on the number of securities being registered for the employees, consultants or affiliates held by all of the employees of the Company and any of their affiliates and successors in interest, whether pursuant to agreement or otherwise and any other person with any registration rights outstanding on the date hereof; and

(ii)              Second, the Registrable Securities held by the Holders who have acquired their Registrable Securities for a cash purchase price in an offering of those securities, that are requested to be included in the Registration Statement shall be removed, pro rata based on the number of Registrable Shares held by each Holder in comparison to the number of Registrable Securities held by all Holders who have requested to include any Registrable Securities in the Registration Statement; provided, that, in no event shall the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such Registration Statement, unless such reduction is a result of a limitation on the maximum number of Registerable Securities permitted to be registered pursuant to Commission Comments.

1.3              Mandatory Registrations. In the event that less than all of the Registrable Securities of the Holders that are requested to be registered are included in a Registration Statement due to Commission Comments or Underwriter Cutbacks, the Company shall prepare and file an additional Registration Statement (the “Follow-up Registration Statement”) with the Commission within sixty (60) days following the effectiveness of the previously filed Registration Statement; provided, however, that the time period for filing the Follow-up Registration shall be extended to the extent that the Commission publishes written Commission Guidance or the Company receives written Commission Guidance which provides for a longer period before a Follow-up Registration Statement may be filed. The Follow-up Registration Statement shall cover the resale of all of the Registrable Securities that were excluded from any previously filed Registration Statement. In the event that all of the requested Registrable Securities have not been registered in a Registration Statement after the Follow-up Registration Statement has been declared effective, the Company shall use commercially reasonable efforts thereafter to register any remaining unregistered Registrable Securities, subject to the provisions of Subsection 1.5 hereof.

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1.4              Filing; Content. The Company will use its commercially reasonable efforts to cause each Registration Statement pursuant to which any Registrable Securities are included, including the Initial or Follow-up Registration Statement, to contain the Plan of Distribution substantially similar to that attached hereto as Schedule B, provided that, if an underwriter is engaged in the registration of such Registrable Securities, such underwriter shall determine the content of the Plan of Distribution contained in the Initial or Follow-Up Registration Statement. The Company shall use its commercially reasonable efforts to cause any Registration Statement filed under this Section 1, including the Initial and Follow-up Registration Statement, to be declared effective under the Securities Act as promptly as practicable after the filing thereof and shall keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) nine months after its Effective Date (provided, however, the nine months period shall be extended for any Grace Period), (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders pursuant to Rule 144 without regard to both the volume limitations for sales as provided in Rule 144 and the limitations for such sales provided in Rule 144(i), if applicable, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holder (“Effectiveness Period”). By 5:00 p.m. (New York City time) on the business day immediately following the Effective Date of a Registration Statement, the Company shall file with the Commission in accordance with Rule 424 under the Securities Act the final Prospectus to be used in connection with sales pursuant to such Registration Statement (whether or not such filing is technically required under such Rule).

1.5              Termination of Piggyback Registration Rights. The registration rights afforded to a Holder under this Section 1 shall terminate on the earliest date when all Registrable Securities of such Holder either: (i) have been publicly sold by such Holder pursuant to a Registration Statement, (ii) have been covered by an effective Registration Statement which has been effective for an aggregate period of nine (9) months (whether or not consecutive), provided, however, the time period shall be calculated so as to exclude any Grace Period, (iii) may be sold by such Holder pursuant to Rule 144 without regard to both the volume limitations for sales as provided in Rule 144 and the limitations for such sales provided in Rule 144(i), if applicable, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent, or (iv) is seven (7) years after the original date of this Agreement.

2.                  Demand Registration Rights.

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2.1              Demand Right. The Holders of at least a majority of the Registrable Securities then outstanding have the right to make up to two demands for the Company to file an F-1 (or S-1, if applicable) Registration Statement having an anticipated aggregate gross offering price of at least $500,000 (five hundred thousand dollars) under the terms of this Agreement. In addition to the above demand rights, at any time the Company is eligible to use a Form F-3 (or S-3, if applicable) Registration Statement, the Holders of at least a majority of the Registrable Securities then outstanding also will have the right to make one demand within any twelve (12) month period commencing the date of this Agreement for the Company to file an F-3 (S-3 if applicable) Registration Statement having an anticipated aggregate gross offering price of at least $500,000 (five hundred thousand dollars) under the terms of this Agreement. Commencing on the Initial Rights Date, the aforementioned groups of Holders of at least a majority of the Registrable Securities then outstanding (a “Requesting Group”) shall have the right, by written notice to the Company, signed by such Holders (the “Demand Notice”), to request the Company to register for resale all the Registrable Securities included by the Requesting Group in the Demand Notice (the “Demand Shares”) under and in accordance with the provisions of the Securities Act by filing with the Commission a Registration Statement covering the resale of the Demand Shares (the “Demand Registration Statement”). A copy of the Demand Notice also shall be provided by the Company to each of the other Holders who will have fifteen (15) days to notify the Company in writing to include their Registrable Securities as part of the Demand Shares, the failure of which, however, shall not in any way affect the rights of the Requesting Group pursuant to this Subsection 2.1. The Company will use its commercially reasonable efforts to file the Demand Registration Statement within forty-five (45) days of the receipt of the Demand Notice, provided if the Demand Notice is given within the forty-five (45) days after the end of a fiscal year of the Company, then the Company will use its reasonably commercial efforts to file the Demand Registration Statement within ninety (90) days following such fiscal year end. The Company shall use its commercially reasonable efforts to cause the Demand Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep the Demand Registration Statement continuously effective under the Securities Act during the Effectiveness Period. A demand for registration under this Subsection 2.1 shall not be deemed made for purposes of this Subsection 2.1 until such time as the applicable Registration Statement has been declared effective by the Commission, unless the Requesting Group withdraw their request for such registration and elect not to pay the registration expenses therefor, in which case the Holders will forfeit their right to one demand Registration Statement pursuant to this Subsection 2.1.

2.2              Inclusion of Other Registrable Shares and Cutback Provisions. If as a result of Commission Comments not all shares are included that are desired to be included in a Registration Statement for the Demand Shares, the provisions of Subsection 1.2 shall apply, subject to the Demand Priority (as defined below) of the Requesting Group. Pursuant to the piggyback registration rights granted under this Agreement, the Company may include the Registrable Shares of all the other Holders with rights under this Agreement, which will be subject to the provision of Subsection 1.2 hereof, except that under Subsection 1.2(ii), there will be no cutback of the Registrable Securities of the Requesting Group until the Holders of piggyback Registrable Shares and the shares of any other person exercising piggyback rights under any other registration rights agreement have been removed, and thereafter if any further Registrable Securities have to be removed then those of the Requesting Group will be removed pro rata based on the number of Registrable Shares held by each Holder in the Requesting Group in comparison to the number of Registrable Securities held by all Holders in the Requesting Group (the “Demand Priority”). Notwithstanding the foregoing, if any other securities of any person other than the Holders or the Requesting Group are included on the Demand Registration Statement, such securities will be removed, if required pursuant to Commission Comments, after removal of the securities indicated in Subsection 1.2(i) and before the securities indicated in Subsection 1.2(ii), as such persons decide among themselves, and if there is no agreement at to such removal provided to the Company within a reasonable time, time being of the essence, then all the such securities will be removed.

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2.3              Termination of Demand Registration Rights. The registration rights afforded to a Holder under this Section 2 shall terminate on the earliest date when all Registrable Securities of such Holder either: (i) have been publicly sold by the Holder pursuant to a Registration Statement, (ii) have been covered by an effective Registration Statement which has been effective for an aggregate period of nine (9) months (whether or not consecutive), provided, however, the time period shall be calculated so as to exclude any Grace Period, (iii) may be sold by the Holder pursuant to Rule 144 without regard to both the volume limitations for sales as provided in Rule 144 and the limitations for such sales provided in Rule 144(i), if applicable, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent, or (iv) is seven (7) years after the original date of this Agreement .

2.4              Suspension of Demand Registration Rights. The Company may temporarily suspend the Holders’ registration rights under this Section 2 for a period of up to forty-five (45) days during any twelve (12) month period if the exercise of those rights would result in the disclosure of material, non-public information concerning the Company, the disclosure of which at that time is not, in the good faith opinion of the Board of Directors of the Company (the “Board of Directors”), in the best interest of the Company and not, after consultation with legal counsel, otherwise required.

3.                  Registration Procedures. Whenever any Registrable Securities are to be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall have the following obligations:

3.1              The Company shall prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective.

3.2              The Company shall prepare and file with the Commission amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement effective at all times during the Effectiveness Period, and, during that period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of the Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement by reason of the Company filing a report on Forms 20-F, 6-K, or any analogous report under the Securities Exchange Act, the Company shall have incorporated such report by reference into the Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the day following the day on which the Securities Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

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3.3              The Company shall use its commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by any seller of the Registrable Securities covered by a Registration Statement under the securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Effectiveness Period, (iii) take other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Effectiveness Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Subsection 3.3, (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

3.4              The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest practicable time and to notify the Holder of any Registrable Securities included in the offering under such Registration Statement of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

3.5              The Company shall notify the Holder in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Subsection 3.17, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission.

3.6              The Company shall promptly notify the Holder in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Holder by facsimile or electronic mail on the same day of such effectiveness or by overnight delivery), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

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3.7              If the Holder is required under applicable securities laws to be described in a Registration Statement as an underwriter, at the reasonable request of such Holder, the Company shall use its commercially reasonable efforts to furnish to such Holder, on the date of the effectiveness of such Registration Statement and thereafter from time to time on such dates as the Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holder.

3.8              If the Holder is required under applicable securities laws to be described in a Registration Statement as an underwriter, then at the request of such Holder in connection with such Holder’s due diligence requirements, the Company shall make available for inspection by (i) the Holder, (ii) the Holder’s legal counsel, and (iii) one firm of accountants or other agents retained by the Holders (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Holder) shall be deemed to limit the Holder’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

3.9              The Company shall hold in confidence and not make any disclosure of information concerning the Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, or (v) the Holder provides information to the Company intended for inclusion in a Registration Statement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Holder if permitted by applicable law or regulation and allow the Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

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3.10          The Company shall (i) if applicable, use its commercially reasonable efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed on each United States national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of the Registrable Securities is then permitted under the rules of such exchange, or (ii) if, despite the Company’s commercially reasonable efforts, as applicable, to satisfy, the preceding clauses (i) the Company is unsuccessful in satisfying the preceding clauses (i), to instead use commercially reasonable efforts to secure the inclusion for quotation on the Over-the-Counter Bulletin Board or similar trading medium for the Registrable Securities and, without limiting the generality of the foregoing, to use its commercially reasonable efforts to encourage at least two market makers to register with the Financial Industry Regulatory Authority, Inc. (“FINRA”) as such with respect to the Registrable Securities. For the avoidance of doubt, subject to and in accordance with Section 5, the Company shall pay all fees and expenses of the Company in connection with satisfying its obligation under this Subsection 3.10.

3.11          If requested by the Holder, the Company shall (i) as soon as practicable incorporate in a Prospectus supplement or post-effective amendment information as the Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in the offering; (ii) as soon as practicable make all required filings of Prospectus supplements or post-effective amendments after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by the Holder holding any Registrable Securities.

3.12          The Company shall cooperate with each Holder who holds Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holder may reasonably request and registered in such names as the Holder may request.

3.13          The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by other U.S. governmental agencies or authorities, but only in matters not contemplated by Subsection 3.3 or reasonably related to such matters (which matters are to be governed exclusively by Subsection 3.3), as may be strictly necessary to consummate the disposition of Registrable Securities by the Holder strictly in accordance with the Plan of Distribution included in the Registration Statement (as such Plan of Distribution may be modified from time to time in any filing with the Commission).

3.14          The Company shall make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby (or, if different, within the period permitted for the filing of reports on Forms 20F or 6-K), an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the Effective Date of a Registration Statement

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3.15          The Company shall otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

3.16          Within three (3) business days after a Registration Statement which covers Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holder whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission in the form attached hereto as Exhibit A and the Irrevocable Transfer Agent Instructions in the form attached hereto as Exhibit B.

3.17          Notwithstanding anything to the contrary herein, at any time after the Effective Date of a Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors, in the best interest of the Company and not, after consultation with legal counsel, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Holder in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Holder) and the date on which the Grace Period will begin, and (ii) notify the Holder in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed sixty (60) consecutive days and during any three hundred sixty-five (365) day period such Grace Periods shall not exceed an aggregate of one hundred twenty (120) days (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holder receives the notice referred to in clause (i) and shall end on and include the later of the date the Holder receives the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Subsection 3.5 hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by Subsection 3.5 with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended ordinary shares to a transferee of the Holder in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the applicable Registration Statement (unless an exemption from such Prospectus delivery requirements exists), prior to the Holder’s receipt of the notice of a Grace Period or, if earlier, Holder’s knowledge of the material, non-public information concerning the Company that gave rise to the Grace Period, and for which the Holder has not yet settled.

3.18          In the event the number of shares available under any Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement in accordance with the requirements of this Agreement or a Holder’s allocated portion of the Registrable Securities pursuant to Subsections 1.2 or 2.2, the Company may, as an alternative, to filing a Follow-up Registration Statement, amend the Registration Statement (if permissible) on or before the date the filing of a Follow-up Registration Statement would be required, so as to cover at least the required number of Registrable Securities (but taking account of any SEC Staff position with respect to the date on which the Staff will permit such amendment to the Registration Statement and/or such new Registration Statement (as the case may be) to be filed with the SEC). The Company shall use its commercially reasonable efforts to cause any such amendment to the Registration Statement (as the case may be) to become effective as soon as practicable following the filing thereof with the SEC.

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4.                  Obligations of the Holders.

4.1              At least five (5) business days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Holders in writing of the information the Company requires from each Holder if the Holder’s Registrable Securities are to be included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to any Registrable Securities of the Holder that the Holder shall furnish to the Company information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required for the effectiveness of the registration of the Registrable Securities and shall execute documents in connection with the registration as the Company may reasonably request.

4.2              The Holder, by the Holder’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless the Holder has notified the Company in writing of the Holder’s election to exclude all of Holder’s Registrable Securities from such Registration Statement.

4.3              The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Subsections 3.5 or 3.6 or of a Grace Period under Subsection 3.17, the Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Subsections 3.5 or 3.6 or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended ordinary shares to a transferee of the Holder in connection with any sale of Registrable Securities with respect to which the Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of any event of the kind described in Subsections 3.5 or 3.6 or of any Grace Period, or, if earlier, Holder’s knowledge of the material, non-public information concerning the Company or the facts or circumstances that gave rise to the Grace Period or of the Subsection 3.5 or 3.6 event, and for which the Holder has not yet settled.

4.4              The Holder covenants and agrees that it will comply with the Prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to a Registration Statement.

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5.                  Registration Expenses. All expenses incident to the Company’s performance of, or compliance with, this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding Selling Expenses) and other Persons retained by the Company and the reasonable fees and disbursements of one counsel for the selling Holders (the “Selling Holder Counsel”) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company. Further, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

6.                  Indemnification.

In the event any Registrable Securities held by a Holder are included in a Registration Statement under this Agreement:

6.1              To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Holder, the directors, officers, members, partners, employees, agents, representatives of the Holder, and each Person, if any, who controls the Holder within the meaning of the Securities Act or the Securities Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Indemnified Damages”) incurred, including in connection with the investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (collectively, “Claims”), to which any of them may become subject, insofar as such Indemnified Damages and/or Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act or the Securities Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Subsection 6.3, the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any applicable Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Subsection 6.1: (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person or by a Related Information Provider expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto and (ii) shall not be available to the extent such Claim is based on a failure of the Holder to deliver or to cause to be delivered the Prospectus made available by the Company, including a corrected Prospectus, if such Prospectus or corrected Prospectus was timely made available by the Company pursuant to Subsection 3.6; and (iii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 10. “Related Information Provider” means, in respect of any Indemnified Person, the Holder to which such Indemnified Person is related or another Indemnified Person that is related to the Holder to which such Indemnified Person is related.

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6.2              To the fullest extent permitted by law, in connection with any Registration Statement in which a Holder’s Registrable Securities are included or in which a Holder is otherwise participating, such Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder or other Person selling securities in such Registration Statement and any controlling person of any such underwriter or other Holder or other Person (each an “Other Indemnified Person”), against any Claims or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon (i) any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder or by a Related Information Provider for use in connection with such Registration Statement; or (ii) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Other Indemnified Person intended to be indemnified pursuant to this Subsection 6.2, in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Subsection 6.2 shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the prior written consent of the Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this Subsection 6.2 for only that amount of a Claim or Indemnified Damages as does not exceed the proceeds to such Holder (net of any Selling Expenses paid by such Holder) as a result of the sale of Registrable Securities pursuant to such Registration Statement, except in the case of gross negligence or fraud by such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Other Indemnified Person and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 10.

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6.3              Promptly after receipt by an Indemnified Person or Other Indemnified Person under this Section 6 of notice of the commencement of any Claim involving Indemnified Damages that arise out of or are based on a Violation, such Indemnified Person or Other Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and reasonably satisfactory to the Indemnified Person or the Other Indemnified Person, as the case may be; provided, however, that an Indemnified Person or Other Indemnified Person shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Persons or all such Other Indemnified Persons to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Other Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Other Indemnified Person and any other party represented by such counsel in such proceeding. The Other Indemnified Person or Indemnified Person, as applicable, shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to such Other Indemnified Person or such Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Other Indemnified Person or Indemnified Person, as applicable, reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Other Indemnified Person or Indemnified Person, as applicable, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Other Indemnified Person or such Indemnified Person of a release from all liability in respect to the Claim at issue, and such settlement shall not include any admission as to fault on the part of such Other Indemnified Person or such Indemnified Person. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Other Indemnified Person or Indemnified Person, as applicable, with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Other Indemnified Person, as applicable, under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

6.4              The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred, subject to an undertaking by the Indemnified Person or the Other Indemnified Person, as applicable, to return such payments to the extent a court of competent jurisdiction or other competent authority determines that such payments were unlawful or were not required under this Agreement.

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6.5              Without any duplication or multiplication of damages, the indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Other Indemnified Person or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

6.6              Unless suspended by the underwriting agreement applicable to any registration, the obligations of the Company and Holders under this Section 6 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, or otherwise.

7.                  Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, such indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Subsection 10(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.                  No Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

9.                  Reports under Securities Exchange Act. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration, while the Company is a Reporting Company, the Company shall:

9.1              make and keep available adequate current public information, as those terms are understood and defined in Rule 144, at all times;

9.2              file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

9.3              furnish to the Holder so long as the Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Securities Exchange Act, and (ii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration.

10.              Assignment of Registration Rights. Prior to the time that the Registrable Securities may be sold pursuant to Rule 144, the rights under this Agreement shall be automatically assignable by the Holder to any transferee of all or any portion of the Holder’s Registrable Securities if: (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is or might be restricted under the Securities Act and applicable state securities laws; and (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

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11.              Subsequent Registration Rights. From and after the date of this Agreement until such time as there are no Registrable Securities eligible for registration pursuant to Sections 1 or 2 of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration other than on a pari passu basis with all Holders wishing to include in the registration and offering such Holders’ shares of Registrable Securities.

12.              Amendment of Registration Rights. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders holding a majority of the then outstanding Registrable Securities. Subject to the proviso set forth in the immediately preceding sentence, any amendment so effected will be binding upon all Holders, whether or not such Holder consents thereto. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Holder without the written consent of the Holder, unless such amendment, termination, or waiver applies to all Holders in the same fashion. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.

13.              Definitions.

13.1          “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

13.2          “Commission” means the Securities and Exchange Commission.

13.3          “Commission Comments” means written comments pertaining solely to Rule 415 or other comments to the extent they relate to Rule 415 which are received by the Company from the Commission, and a copy of which shall have been provided by the Company to the Holder, to a filed Registration Statement which limit the amount of shares which may be included therein to a number of shares which is less than such amount sought to be included thereon as filed with the Commission.

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13.4          “Commission Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff, (ii) the Securities Act or (iii) the Securities Exchange Act.

13.5          “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), ordinary shares of the Company, including options and warrants.

13.6          “Effective Date” means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

13.7          “Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

13.8          “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus

13.9          “Registrable Securities” means (i) the ordinary shares issued pursuant to the Securities Purchase Agreement; and (ii) any other ordinary shares or any other securities issued or issuable with respect to the securities referred to in clauses (i) and (ii) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation or other reorganization.

13.10      “Registration Statement” means any registration statement (including, without limitation, the Initial Registration Statement or the Follow-up Registration Statement) required to be filed hereunder (which, at the Company’s option, may be an existing registration statement of the Company previously filed with the Commission, but not declared effective), including (in each case) the Prospectus, amendments and supplements to the Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the Registration Statement.

13.11      “Reporting Company” means a company that is obligated to file periodic reports under Sections 13 or 15(d) of the Securities Exchange Act.

13.12      “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration.

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13.13      “Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

13.14      “Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

13.15      “Securities Act” means the Securities Act of 1933, as amended from time to time together with the regulations promulgated thereunder.

13.16      “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, together with the regulations promulgated thereunder.

13.17      “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 5.

13.18      “Underwriter Cutbacks” means any reduction in the number of shares suggested by any managing underwriter to be included in a registration under a Registration Statement based upon the guidance in this Subsection 17.21. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); provided, that any such cutback will be effected in accordance with the priorities established by Subsection 1.3.

14.              Miscellaneous.

14.1          A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

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14.2          Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Portage Biotech Inc.

1111-B South Governors Avenue #25907

Dover, Delaware 19904

E-mail: Alexander@portagebiotech.com

Attention: Alexander Picket, CEO

With a copy (for informational purposes only) to:

Golenbock Eiseman Assor Bell & Peskoe LLP

711 Third Avenue – 17th Floor

New York, NY 10017

Phone: (212) 907-7300

E-mail: ahudders@golenbock.com

Attention: Andrew D. Hudders

and

if to any Holder, at the address for such Holder on the records of the Company, which may include the information on Schedule A hereto or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service.

14.3          Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

14.4          Governing Law; Choice of Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER

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14.5          Entire Agreement. This Agreement and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

14.6          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.7          Counterparts; Facsimile. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or other electronic transmission (such as but not limited to an email attachment in PDF format) of a copy of this Agreement bearing the signature of the party so delivering this Agreement. This Agreement may also be executed by electronic or facsimile signature.

14.8          Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any other Party, to execute and deliver any further instruments or documents and to take all such further action as the other Party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

14.9          All consents and other determinations required to be made by the Holder pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Holder.

14.10      Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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14.11      Successors and Assigns. This Agreement is intended for the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

14.12      Several and Not Joint. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no provision of this Agreement is intended to confer any obligations on a Holder vis-à-vis any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

14.13      Currency. As used herein, “Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

PORTAGE BIOTECH INC.

By: /S/ Alexander Picket

Name: Alexander Pickett

Title: Chief Executive Officer

HOLDER:

PRINT NAME: James Mellon

SIGNATURE: /S/ James Mellon

HOLDER:

PRINT NAME: Dr. Gregory Bailey

SIGNATURE: /S/ Gregory Bailey

[Signature Page to Registration RIGHTS AGREEMENT for Portage Biotech Inc.]

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Transfer Agent]

[Address]

Attention:

Re: Portage Biotech Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Portage Biotech Inc., a company formed under the laws of the British Virgin Islands (the “Company”), and have represented the Company in connection with that certain Registration Rights Agreement with ________________ (the “Holder”) (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 201_, the Company filed a registration statement on Form S-[1] (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names the Holder as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

If applicable, you may receive notices from the Company pursuant to the Company’s rights or obligations under the Registration Rights Agreement in connection with stop orders or other restrictions on transfer of the shares included in such Registration Statement, but [we][I] [are][am] not obligated to update this letter or otherwise inform you of any such stop order or restriction.

[Other applicable disclosure to be inserted here, if appropriate.]

Very truly yours,

EXHIBIT B

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

_______________, 201_

[Addressed to Transfer Agent]

_______________________

_______________________

Attention: [________________________]

Ladies and Gentlemen:

Reference is made to that certain Registration Rights Agreement, dated as of _______, 2025 (the “Agreement”), by and among Portage Biotech Inc. (the “Company”), and _________________________ (the “Holder”), pursuant to which the Company is obligated to register certain ordinary shares held by the Holder (the “Holder Shares”) of the Company, no par value per share.

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue ordinary shares upon transfer or resale of the Holder Shares, unless we have otherwise informed you of the termination of effectiveness of the registration statement in which the Holder Shares are included, a stop order or another transfer restriction. We may also later inform you that after the termination of effectiveness of such registration statement that a registration statement in which the Holder’s Shares are included, or that such stop order has been lifted or that such transfer restriction is not applicable, in which case this authorization and direction shall be reinstated and be effective.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company's legal counsel that either (i) a registration statement covering resales of the Holder Shares has been declared and remains effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) sales of the Holder Shares may be made in conformity with Rule 144 under the 1933 Act (“Rule 144”), (b) if applicable, a copy of such registration statement, and (c) notice from legal counsel to the Company or any Holder that a transfer of Holder Shares has been effected either pursuant to the registration statement (and a prospectus delivered to the transferee) or pursuant to Rule 144, then as promptly as practicable, you shall issue the certificates representing the Holder Shares registered in the names of such transferees, and such certificates shall not bear any legend restricting transfer of the ordinary shares evidenced thereby and should not be subject to any stop-transfer restriction; provided, however, that if such ordinary shares and are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such ordinary shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Holder Shares has been declared effective by the SEC under the 1933 Act is attached hereto. We will inform you of any stop orders or other transfer restrictions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at ____________.

Very truly yours,

Portage Biotech Inc.

By: ___________________________

       Name:
       Title:

THE FOREGOING INSTRUCTIONS ARE

ACKNOWLEDGED AND AGREED TO

this ___ day of ________________, 202_

[Name of Transfer Agent]

By: ____________________
       Name: _______________
       Title: ________________

Enclosures

Copy: Holder

SCHEDULE B

SELLING STOCKHOLDERS

The ordinary shares being offered by the selling stockholders are those that were issued and/or previously issued to the selling stockholders [pursuant to] and/or [in connection with] a securities purchase agreement. For additional information regarding the issuance of the ordinary shares, see “Private Placement” above. We are registering the ordinary shares in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the ordinary shares held by each of the selling stockholders. The second column lists the number of ordinary shares beneficially owned by the selling stockholders, based on their respective ownership of the ordinary shares, as of ________ ___, 20___.

In accordance with the terms of a registration rights agreement with selling stockholders, this prospectus generally covers the resale of the ordinary shares previously issued to the selling stockholders.

See “Plan of Distribution.”

Name of Selling Stockholder	Number of Ordinary Shares Owned Prior to the Offering

PLAN OF DISTRIBUTION

We are registering the ordinary shares issued pursuant to the Securities Purchase Agreement to permit the resale of the ordinary shares held by the selling stockholders as of and after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares. We will bear all fees and expenses incident to our obligation to register the shares.

The selling stockholders may sell all or a portion of the ordinary shares held by them and offered hereby [from time to time] [directly or] through one or more underwriters, broker-dealers or agents. If the ordinary shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Holders;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the Registration Statement is declared effective by the SEC;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the ordinary shares under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the ordinary shares by other means not described in this prospectus. If the selling stockholders effect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from Holders of the ordinary shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the ordinary shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares in the course of hedging in positions they assume. The selling stockholders may also sell ordinary shares short and deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and in each case together with the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares. All of the foregoing may affect the marketability of the ordinary shares and the ability of any Person to engage in market-making activities with respect to the ordinary shares.

We will pay all expenses of the registration of the ordinary shares pursuant to the registration rights agreement, estimated to be $[     ] in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

EXHIBIT 99.1

Portage Biotech Announces Completion of $2.15 Million Private Financing

DOVER, Del., Jan. 30, 2025 (GLOBE NEWSWIRE) -- Portage Biotech, Inc. (“Portage” or the “Company”) (NASDAQ: PRTG), a clinical-stage immuno-oncology company with a portfolio of innovative therapeutics, today announced that it has completed a private placement of $2.15 million from two Portage directors. The 524,390 ordinary shares were sold at $4.10 per share, the Nasdaq official Closing Price on January 22, 2025.

Portage intends to use the proceeds from the financing for working capital and other general corporate purposes for Portage and its subsidiaries.

About Portage Biotech, Inc.
Portage Biotech is a clinical-stage immuno-oncology company advancing a pipeline of novel biologics to transform the immune system’s ability to fight cancer. For more information, visit www.portagebiotech.com.

Forward-Looking Statements
All statements in this news release, other than statements of historical facts, including without limitation, statements regarding the Company’s business strategy, plans and objectives of management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “will,” “may,” “plans,” “potential,” “continues,” or similar expressions or variations on such expressions are forward-looking statements. As a result, forward-looking statements are subject to certain risks and uncertainties, including, but not limited to: the risk that the Company may not secure financing, the uncertainty of the Company’s ability to continue as a going concern, and other factors set forth in “Item 3 - Key Information-Risk Factors” in the Company’s Annual Report on Form 20-F for the year ended March 31, 2024 and “Business Environment – Risk Factors” in the Company’s Management’s Discussion and Analysis for the Three and Six Months ended September 30, 2024 filed as Exhibit 99.2 to the Company’s Form 6-K. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, undue reliance should not be placed on them as actual results may differ materially from these forward-looking statements. The forward-looking statements contained in this news release are made as of the date hereof, and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, except as required by law.

For More Information:
Portage Biotech
Alexander Pickett, Chief Executive Officer
ir@portagebiotech.com